                                                                     EXHIBIT 4.1


                                 FIRST AMENDMENT
                          TO THE MEN'S WEARHOUSE, INC.
                       1998 KEY EMPLOYEE STOCK OPTION PLAN

         THIS AGREEMENT by The Men's Wearhouse, Inc.(the "Sponsor"),

                                  WITNESSETH:

         WHEREAS, the Sponsor maintains the Plan known as "The Men's Wearhouse, Inc. 1998 Key Employee Stock Option Plan" (the "Plan"); and

         WHEREAS, the Sponsor retained the right in Article VII of the Plan to amend the Plan from time to time; and

         WHEREAS, the Board of Directors of the Sponsor approved resolutions on the 25th day of May, 1999, to amend the Plan;

         NOW, THEREFORE, the Sponsor agrees that, effective as of May 27, 1999,
Section 4.2 of the Plan is hereby amended in its entirety to read as follows:

                  4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 1,500,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If any outstanding Option expires or terminates for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

                  IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 27th day of May, 1999.

                                                THE MEN'S WEARHOUSE, INC.

                                                By:   /s/ GARY G. CKODRE
                                                   -----------------------------
                                                Name:     Gary G. Ckodre
                                                     ---------------------------
                                                Title: Vice President - Finance
                                                       -------------------------